                                                                     EXHIBIT 4.5

                             SHAREHOLDER AGREEMENT

          THIS SHAREHOLDER AGREEMENT is made and entered into this 13th day of May 1998, by and among NFRONT, INC. a Georgia corporation (the "Company"), BRADY
L. RACKLEY, III, a resident of the State of Georgia ("Rackley"), Brady L. Rackley, a resident of the State of Georgia ("B. Rackley"), Tom E. Greene ("greene"), James A. Verbrugge ("Verbrugge"), Warren Derek Porter ("Porter"), Steve Scott Neel ("Neel"), CNL Financial Corporation ("CNL"), and NORO-MOSELEY PARTNERS IV, L.P., a Georgia limited partnership ("Investor" and, together with Rackley, B. Rackley, Greene, Verbrugge, Porter, Neel, and CNL the "Shareholders").

                                  BACKGROUND

          A. Pursuant to a Series A Convertible Preferred Stock Purchase Agreement of even date herewith (the "Stock Purchase Agreement"), Investor has purchased Two Hundred Fifty Five Thousand Eight Hundred Eighty Five (255,885) shares of the Company's Preferred Stock (as hereinafter defined).

          B. Pursuant to a Common Stock Purchase Agreement of even date herewith (the "Common Stock Agreement"), Investor has purchased Thirty Five Thousand Eight Hundred Twenty Four (35,824) shares of the Company's Common Stock from B. Rackley.

          C. The execution ad delivery of this Agreement by the Company and each of the Shareholders, each of whom owns the number of shares of Common Stock set forth adjacent to such person's name on the signature page hereto and who, collectively, own all of the shares of Common Stock (as hereinafter defined) outstanding on the date hereof, is a condition precedent to the obligation of Investor to purchase the Preferred Stock pursuant to the Stock Purchase Agreement.

          D. The parties hereto wish to state herein their mutual agreements and obligations and to impose certain restrictions on the rights and benefits with respect to the voting and disposition of the Shares (as hereinafter defined) now or hereafter owned by the Shareholders, and to set forth certain agreements with respect to the management of the Company.

                                   AGREEMENT

          For and in consideration of the foregoing, the agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

                            SECTION 1. DEFINITIONS

          The following capitalized terms are used in this Agreement with meanings thereafter ascribed:

          "AFFILIATE" means any person, firm, corporation, partnership, association, or other entity that, directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with a specified person, firm, corporation, partnership, association, or entity.

          "AGREEMENT" means this Agreement, together with any addenda and amendments made in the manner described in this Agreement.

          "BUSINESS" means the business of selling Internet banking services to community banks.

          "BUSINESS DAY" means any Monday, Tuesday, Wednesday, Thursday, or Friday on which banks are open in Atlanta, Georgia.

          "COMMISSION" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

          "COMMON STOCK" means the common stock, no par value, of the Company of which Five Million (5,000,000) shares are authorized and One Million Twenty Three Thousand Eighteen (1,023,018) shares are issued and outstanding as of the date hereof.

          "COMMON STOCK EQUIVALENTS" means the sum of (x) the number of shares of Common Stock outstanding, PLUS (y) the number of shares of Common Stock issuable upon (i) conversion or exchange of all outstanding securities convertible into or exchangeable for Common Stock, (ii) the exercise of all vested and outstanding warrants, options, and rights to purchase Common Stock or securities convertible into or exchangeable for Common Stock, and (iii) the conversion or exchange of all convertible or exchangeable securities purchased upon such exercise, all as of the date upon which the number of Common Stock Equivalents is being determined.

          "COMPANY BENEFIT PLAN" means any stock purchase or stock option plan which the Company maintains for the benefit of its employees.

          "COMPETITOR" means a person or entity that is substantially engaged in the Business. For purposes hereof, "substantially engaged" shall mean that the average annual revenues of such person or entity derived from the conduct of the Business during the three most recent completed fiscal years of such person or entity (or if such person or entity has conducted such business for less than three completed fiscal years, then for such lesser period) is in excess of $30 million and is equal to or greater than thirty percent (30%) of the average annual gross revenues of such person or entity over such fiscal years (or such lesser period).

          "CONFIDENTIAL INFORMATION" means information, other than Trade Secrets, that is of value to its owner and is treated as confidential, including, but not limited to, information concerning the customers, suppliers, products, pricing strategies of the Company, personnel assignments and policies of the Company, matters concerning the financial affairs and management of the Company or any parent, subsidiary, or affiliate of the Company, future business plans, licensing strategies, advertising campaigns, and information regarding executives or employees of the Company.

          "DISPOSITION" means any transfer of all or any part of the rights and incidents of ownership of the Shares, including the right to vote, and the right to possession of Shares as collateral for indebtedness, whether such transfer is outright or conditional, inter vivos or testamentary, voluntary or involuntary, or for or without consideration, but in any event shall exclude any transfer pursuant to the Prior Agreements, as amended hereby.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "EXISTING SHAREHOLDERS' AGREEMENTS" means those certain Shareholders' Agreements between the Company and each of Greene, Verbrugge, Porter, and Neel, respectively, each dated March 31, 1997.

          "FAIR VALUE" means the value of one share of Common Stock determined as set forth below, as of the business day which immediately precedes the date for which Fair Value is determined.

                    (a) If the Common Stock IS NOT Publicly Traded, the Fair Value of one share of Common Stock shall be equal to: (i) the value of the Company, DIVIDED BY (II) the number of Common Stock Equivalents (assuming in such case the conversion or exercise of only such convertible securities or options or warrants that are, as of the date of such calculation, then convertible or exercisable). The value of the Company will initially be determined in good faith by the Board of Directors of the Company, with the approval of the Series A Director (his or her approval not to be unreasonably withheld). If Board of Directors and the Series A Director shall be unable to agree as to the value of the Company, within ten (10) business days from the first meeting to determine the value of the Company, then the value of the Company will be determined by appraisal as follows: the Company and the Series A Director shall each select an appraiser experienced in the business of evaluating or appraising the market value of stock of privately held companies, and the two appraisers so selected shall, within thirty (30) days of selection, appraise the fair market value of the Company. Each of the Company and the Series A Director shall pay the fees and expenses of their respective appraisers so chosen. If the difference between the two appraisals is not greater than ten percent (10%) of the higher appraisal, the average of the two appraisals shall be deemed the value of the Company; otherwise, the two appraisers shall select a third appraiser, who shall be experienced in a manner similar to the initial appraisers. If the initial appraisers fail to select such third appraiser as provided above, either the Series A Director, or the Company, may apply, after written notice to the other, to any judge of any court of general jurisdiction for the appointment of such third appraiser. The third appraiser so selected shall appraise the fair market value of the Company as of the date Fair Value is to be determined, and shall forthwith give written notice of his determination to the Company and the Series A Director. The value of the Company shall then be established by averaging the three determinations of value, and then, disregarding the value determination which deviates most from such average, and averaging the remaining two value determinations. The Company and the Series A Director shall each pay one-half (1/2) the expenses and fees of the third appraiser. In making the determination of the Fair Value pursuant to this subsection, the Board of Directors and/or the appraisers, as the case may be, shall assume that fair market value of the Company is equal to the amount which would be paid in cash for the Company, as a going concern, by an unaffiliated third party buyer, without any discount for factors such as the absence of a trading market, the minority status of the shares, or any other factors would might otherwise be applicable. In the event of a Liquidation which is occasioned by a transaction such as a sale of assets, a sale of securities by the holders thereof, or a merger or share exchange, Fair Value shall be determined by reference to the transaction which gives rise to the Liquidation.

                    (b) If the Common Stock IS Publicly Traded, "Fair Value" means the average Daily Price (as such term is defined below) over a twenty (20) trading day period consisting of the day as of which Fair Value is being determined and the nineteen (19) consecutive trading days prior to such date. For the purposes of computing Fair Value, the "Daily Price" for each of the twenty (20) consecutive trading days shall be determined as follows:

                         (i) If the Common Stock is listed on a securities exchange, the "Daily Price" is the closing price of the Common Stock on the securities exchange having the greatest trading volume over the preceding thirty (30) calendar day period, OR, if there have been no sales on a particular trading day, the average of the last reported bid and asked quotations on such exchange at the close of business for such trading day.

                          (ii) If the Common Stock is quoted on the NASDAQ National Market System, the "Daily Price" is the average of the representative bid and asked prices of the Common Stock quoted in the NASDAQ National Market System as of 4:00 p.m., Eastern Time.

                          (iii) If the Common Stock is quoted on the
                 over-the-counter market as reported by the National Quotation Bureau, the "Daily Price" is the average of the highest bid and asked prices of the Common Stock on the over-the-counter market as reported by the National Quotation Bureau.

          "MANAGEMENT SHAREHOLDERS" means Rackley and B. Rackley.

          "PERMITTED DISPOSITION" means a Disposition effected:

                  (a) by a Shareholder to which Investor and other Shareholders holding at least a majority of the Shares held by such other Shareholders consent in writing;

                  (b)    pursuant to Section 2.2 hereof, or Section 2.4 hereof;

                  (c) by a Shareholder to a member of such person's immediate family, as defined in the regulations promulgated under Section 16 of the Exchange Act, or to any trust for his or their benefit;

                  (d) by a Shareholder effective at the closing of a Transaction or a Qualifying Public Offering; and

                  (e)    by Investor to an Affiliate of Investor.

          The foregoing notwithstanding, no Disposition described in (a), (b),
(c) or (e) above shall be a Permitted Disposition unless the transferor shall have obtained the written agreement of the proposed transferee, that such transferee will be bound by, and the Shares proposed to be transferred will be subject to, this Agreement. Such written agreement shall be attached as an addendum to this Agreement and thereby incorporated as a part of this Agreement, whereupon the proposed transferee shall have adopted this Agreement, and thereafter shall be a party hereto, and the term "Shareholders" as used herein shall thereafter mean and include such transferee.

          "PREFERRED STOCK" means 255,885 shares of Series A Convertible Preferred Stock issued and outstanding upon closing.

          "PRIME RATE" means the "prime rate" as published in The Wall Street Journal (Eastern Edition) under its "Money Rates" column or, if no longer published as such, the rate of interest announced from time to time by NationsBank, N.A., as its prime rate, base rate, or reference rate. If the Wall Street Journal publishes more than one "prime rate" under its "Money Rates" column or a range of rates, then the Prime Rate shall be the average of such rates.

          "PRIOR AGREEMENTS" means collectively the Existing Shareholders Agreements and the Voting Trust Agreements.

          "PROPRIETARY INFORMATION" means Trade Secrets and Confidential Information.

          "PUBLIC OFFERING" means any offering by the Company of its securities to the public pursuant to a registration statement filed with the Commission under the Securities Act.

          "PUBLICLY TRADED" means that the Common Stock of the Company is: (i) listed on any securities exchange, (ii) quoted in the NASDAQ National Market System or Bulletin Board, or (iii) quoted on the over-the-counter marker as reported by the National Quotation Bureau.

          "QUALIFYING PUBLIC OFFERING" means one or a series of firm-commitment underwritten Public Offerings by the Company whereby the Company and/or one or more of its Shareholders completes a sale of Common Stock such that the gross proceeds resulting from such sale exceed Fifteen Million Dollars ($15,000,000) before deduction of expenses and commissions, and the price per share (before deduction of expenses and commissions) is not less than three (3) times the then effective Series A Conversion Price (as defined in the Articles of Amendment designating the Series A Convertible Preferred Stock).

          "REGISTRATION EXPENSES" has the meaning ascribed in Section 4.5 hereof.

          "REGISTRABLE SECURITIES" means all shares of Common Stock held by Investor and issued upon conversion of the Preferred Stock purchased under the Stock Purchase Agreement, excluding in each case securities which have been (a) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (b) publicly sold pursuant to Rule 144 under the Securities Act.

          "RESTRICTIONS TERMINATION DATE" means the first to occur of (a) the date on which Investor shall first hold less than (i) twenty-five percent (25%) of the shares of Series A Convertible Preferred Stock issued on the date hereof or (ii) twenty-five percent (25%) of the shares of Common Stock issued upon conversion of the Series A Convertible Preferred Stock or (b) the date of closing of the first Qualified Public Offering.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "SELLING EXPENSES" has the meaning ascribed in Section 4.5 hereof.

          "SERIES A DIRECTOR" means the member of the Board of Directors elected by the holders of Preferred Stock pursuant to Section 3 hereof.

          "SHARES" means and includes as to each Shareholder, all shares of the capital stock of the Company, including without limitation the Common Stock and the Preferred Stock, now or in the future owned of record or beneficially by such Shareholder (including without limitation, all Common Stock, Preferred Stock, or other securities of the Company hereafter acquired pursuant to the exercise of any option, warrant, or other right granted by the Company to such Shareholder), and all securities of the Company that may be issued in exchange for or in respect of such capital stock or securities (including, without limitation, all securities issued or resulting from any stock dividend, stock split, recapitalization, or merger effected by the Company).

          "TRADE SECRET(S)" means information if any form which derives economic value, actual or potential, from not being generally known and not being readily ascertainable to other persons who can obtain economic value from its disclosure or use and which is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality. Trade Secrets may include either technical or non-technical data, including without limitation:
(a) any useful process, machine, chemical formula, composition of matter, or other device which: (i) is new or which the Shareholder has a reasonable basis to believe may be new, (ii) is being used or studied by the Company and is not described in a patent or in any literature already published and distributed externally by the Company, and (iii) is not readily ascertainable from inspection of a product of the Company; (b) any engineering, technical, or product specifications including those of features used in any current product of the Company, or to be used, or the use of which is contemplated, in a future product of the Company; (c) any application, operating system, communication system, or other computer software (whether in source or object code) and all flow charts, algorithms, coding sheets, routines, subroutines, compilers, assemblers, design concepts, test data, documentation, or manuals related thereto, whether or not copyrighted, patented or patentable, related to or used in the business of the company; and (d) information concerning the customers, suppliers, products, pricing strategies of the Company, personnel assignments, and policies of the Company, or matters concerning the financial affairs and management of the Company or any parent, subsidiary, or affiliate of the Company; PROVIDED HOWEVER, that Trade Secrets shall not include any information that: (A) has been voluntarily disclosed to the public by the Company or has become generally known to the public (except where such public disclosure has been made by or through such Shareholder or by a third person or entity with the knowledge of such Shareholder without authorization by the Company); (B) has been independently developed and disclosed by parties other than such Shareholder or the Company, without a breach of any obligation of confidentiality by any such person running directly or indirectly to the Company; or (C) otherwise enters the public domain through lawful means.

          "VOTING TRUST AGREEMENTS" means those certain Voting Trust Agreements between Rackley and each of Greene, Verbrugge, Porter, and Neel, respectively, each dated March 31, 1997.

                           SECTION 2. SHARE CONTROL

          SECTION 2.1. RESTRICTIONS UPON TRANSFER OF SHARES. At all times prior to the Restrictions Termination Date, no Shareholder shall make any Disposition of Shares, except a Permitted Disposition as provided in this Agreement.

          SECTION 2.2. RIGHT OF FIRST REFUSAL.

                  (a) If any Shareholder (other than Investor as to any transfer after May 13, 1999) (the "Offering Shareholder"), desires to make a transfer of Shares prior to the Restrictions Termination Date, which is not a Permitted Disposition until the provisions of this
         Section 2.2 have been observed, shall receive a bona fide written offer from a third party that is not a Competitor (the "Proposed Transferee") to purchase all or part of the Shares then owned by the Offering Shareholder that the Offering Shareholder desires to accept (an "Offer"), the Offering Shareholder shall, as a condition precedent to accepting the Offer, offer to the Company, and each of the other Shareholders (such other Shareholders are hereinafter collectively referred to as the "Other Shareholders" and individually as an "Other Shareholder"), in the manner set forth below, the right to purchase, individually or in the aggregate, all of the Shares that are the subject of the Offer for the same price and the same terms as contained in the Offer.

                  (b) Within ten (10) Business Days after receipt of the Offer, the Offering Shareholder shall notify the Company and each of the Other Shareholders in writing of the Offer, stating in such notice (the "Transfer Notice") the details of the Offer, including (i) the name and address of the Proposed Transferee, (ii) the number of Shares to which the Offer pertains (the "Offered Shares"), (iii) the price per share offered by the Proposed Transferee for the Offered Shares (the "Price"), and (iv) the terms and method of payment. A copy of the Offer shall be attached to the Transfer Notice. The Transfer Notice shall constitute an offer (the "Right of First Refusal") by the Offering Shareholder to sell the Offered Shares to the Company and, if and to the extent that the Company shall not accept the Right of First Refusal, to the Other Shareholders at the Price and upon the terms and conditions set forth in the Transfer Notice, which offer shall be irrevocable for thirty (30) Business Days (the "Offer Period") from the date the Transfer Notice is delivered to the Company (the "Commencement Date"), subject to satisfaction of the conditions specified in Section 2(g) hereof.

                  (c) The Company shall have the first option to purchase all or any portion of the Offered Shares. If the Company desires to purchase all or any part of the Offered Shares, the Company shall communicate, in writing, its election to purchase to the Offering Shareholder, which communication shall state the number of Offered Shares the Company desires to purchase and the Price and terms of payment (which shall be identical to the terms described in the Transfer Notice), and shall be delivered to the Offering Shareholder at the address set forth in the Transfer Notice or if no address is set forth in the Transfer Notice, at the address reflected in the Company's stock transfer records (with a copy being contemporaneously delivered to each of the Other Shareholders) within ten (10) Business Days of the Commencement Date (such ten (10) Business Day period is hereinafter referred to as the "Company Acceptance Period"). Such communication shall, when taken in conjunction with the Transfer Notice, be deemed to constitute a valid, legally binding, and enforceable agreement for the sale and purchase of all or that portion of the Offered Shares which the Company has so elected to purchase, subject to satisfaction to the conditions specified in Section 2.2(g) hereof.

                  (d) If the Company does not exercise its option to purchase all of the Offered Shares from the Offering Shareholder within the Company Acceptance Period, each Other Shareholder shall have an option to purchase all or any portion of the Offered Shares not purchased by the Company (the "Remaining Shares"), exercisable by giving written notice of exercise to the Offering Shareholder, each Other Shareholder, and the Company. Such written notice shall state the number of Remaining Shares such Other Shareholder elects to purchase, and shall be delivered to the Offering Shareholder with a copy delivered substantially contemporaneously to the Company and to each Other Shareholder at the addresses reflected in the Company's stock transfer records within the ten (10) Business Day period which commences on the first day after the expiration of the Company Acceptance Period (such ten (10) Business Day period is hereinafter referred to as the "Shareholder Acceptance Period"). Such communication shall, when taken in conjunction with the Transfer Notice, be deemed to constitute a valid, legally binding, and enforceable agreement for the sale and purchase of all or that portion of the Offered Shares which each such Other Shareholder has so elected to purchase, subject to the satisfaction of the conditions specified in Section 2.2(f) of this Agreement, and to the terms set forth in the remainder of this paragraph. In the event that more than one Other Shareholder exercises the right to purchase the Remaining Shares, each Other Shareholder may only purchase up to such Other Shareholder's pro rata share of the Remaining Shares (based upon the ratio of the number of Common Stock Equivalents owned by such exercising Other Shareholder to the number of Common Stock Equivalents owned by all Other Shareholders).

                  (e) If one or more Other Shareholders fails to timely exercise such Other Shareholder's option to purchase the full pro rata share of Offered Shares to which such Other Shareholder is entitled within the Shareholder Acceptance Period, the Other Shareholders which did exercise their respective options to purchase the full pro rata share of Remaining Shares (an "Eligible Other Shareholder") shall have an option to purchase that portion of the Remaining Shares which remain available for purchase (the "Available Shares"), exercisable by giving written notice of exercise to the Offering Shareholder, each Eligible Other Shareholder, and the Company. Such written notice shall state the number of Available Shares such Eligible Other Shareholder elects to purchase, and shall be delivered to the Offering Shareholder with a copy delivered substantially contemporaneously to the Company and to each Eligible Other Shareholder at the addresses reflected in the Company's stock transfer records within the five (5) Business Day period which commences on the first day after the expiration of the Shareholder Acceptance Period (such five (5) Business Day period is hereinafter referred to as the "Overallotment Acceptance Period") Each Eligible Other Shareholder may purchase a pro rata share of the Available Shares (based upon the ratio of the number of Common Stock Equivalents owned by each Eligible Other Shareholder to the number of Common Stock Equivalents owned by all Eligible Other Shareholders). This method of allocation shall continue to apply to options to purchase all of the Available Shares until the first to occur of the following: (i) all options have been exercised by one or more Eligible Other Shareholders (which exercises shall constitute the valid, legally binding, and enforceable agreement as provided above), (ii) the Eligible Other Shareholders elect not to exercise their rights to purchase any additional Available Shares, or (iii) the Overallotment Acceptance Period expires.

                  (f) The closing of the purchase of any Offered Shares by the Company, any Remaining Shares by the Other Shareholders, and any Available Shares by the Eligible Other Shareholders (as the case may be) shall be held at the principal office of the Company. The Company shall designate a closing date and time, which date shall be later than thirty (30) Business Days after the date of the Transfer Notice or such other date as may be agreed upon by the Company (after consultation with any Other Shareholder who has exercised such Other Shareholder's option to purchase Remaining Shares or Available Shares) and the Offering Shareholder (such date is hereinafter the "Share Transfer Date"). At the closing, the Offering Shareholder shall deliver certificates duly endorsed or accompanied by duly executed stock powers for the Offered Shares being purchased pursuant to this Section 2.2 and shall transfer the Offered Shares being purchased pursuant to this
         Section 2.2 to the purchasers thereof, free and clear of all liens, claims, charges, or encumbrances, against payment for the Offered Shares in accordance with the terms of the Transfer Notice. If the Company shall be the purchaser of any of the Offered Shares, the Company shall have the right to set off against any payment made to the Offering Shareholder by the Company in respect of such Offered Shares the amount by which the Offering Shareholder is then indebted to the Company.

                  (g) Notwithstanding the foregoing, if the Right of First Refusal is not exercised with respect to all of the Offered Shares (i) on or before the expiration of the Overallotment Acceptance Period, or
         (ii) if the Company and the Other Shareholders do not purchase all of the Offered Shares on the Share Transfer Date, then the Offering Shareholder shall be under no obligation to sell any Offered Shares to the Company or the Other Shareholders, and the Offered Shares may be sold by the Offering Shareholder to the Proposed Transferee at any time during a thirty (30) Business Day period which commences the day after
         (x) the expiration of the Offer Period (if the condition in clause (i) of this subparagraph (g) is not satisfied) or (y) the Share Transfer Date (if the condition in clause (i) of this subparagraph (g) is satisfied but the condition in clause (ii) of this subparagraph (g) is not satisfied (such thirty
         (30) Business Day Period is hereinafter referred to as the "Free Transfer Period"). Any such sale shall be only to the Proposed Transferee at not less than the Price and upon other terms and conditions not more favorable to the Proposed Transferee than those specified in the Transfer Notice. No transfer of the Offered Shares or any portion thereof shall be made to any Competitor.

                  (h) As a condition precedent to the sale and transfer of any Offered Shares by the Offering Shareholder, the Offering Shareholder shall obtain (i) the written agreement of the Proposed Transferee that the Proposed Transferee will be bound by, and that the Offered Shares transferred to the Proposed Transferee will be subject to, this Agreement as provided in Section 2.1 above, except that, notwithstanding any other provision of this Agreement, the Proposed Transferee shall not be subject to Section 2.4 of this Agreement and
         (ii) (unless waived by the Company) an opinion of counsel, satisfactory to the Company, that such transfer of interest does not require registration under the Securities Act, and any applicable state securities laws. The Company shall not give effect on its books to any transfer or purported transfer of Offered Shares held or owned by any Offering Shareholder to the Proposed Transferee unless each and all of the conditions hereof effecting such transfer shall have been satisfied. If the transfer by the Offering Shareholder to the Proposed Transferee of that portion of the Offered Shares as to which the Right of First Refusal has not been exercised and consummated, is not made within the Free Transfer Period, the right to transfer in accordance with this Section 2.2 shall expire. In such event, the restrictions of this Section 2.2 shall be reinstated as to all Shares which have not been so transferred, and any subsequent transfer of such Shares, whether or not to the same Proposed Transferee, must be made strictly in compliance with the provisions of this Section 2.2.

         SECTION 2.3. FAILURE TO DELIVER SHARES TO THE COMPANY. If a Shareholder becomes obligated to sell any Shares to the Company or to the Other Shareholders under this Agreement (the "Obligated Shareholder") and fails to deliver such Shares in accordance with the terms of this Agreement, the Company or such Other Shareholder may, in addition to all other remedies it may have, tender to the Obligated Shareholder, at the address set forth in the stock transfer records of the Company, the purchase price for such Offered Shares as is herein specified, and (i) in the case of shares to be sold to the Company pursuant to this Agreement, cancel such shares on its books and records whereupon all of the Obligated Shareholder's right, title, and interest in and to such Shares shall terminate, (ii) in the case of Shares to be sold to an Other Shareholder under this Agreement, issue certificates representing such shares to the Other Shareholder and register the Other Shareholder on its Company's books and records as the record owner of the shares whereupon all of the Obligated Shareholder's right, title, and interest in and to such shares shall terminate.

         SECTION 2.4.  CO-SALE RIGHTS.

                  (a) If at any time prior to the Restrictions Termination Date a Shareholder proposes to effect a Disposition of any or all of the Shares owned by such Shareholder to a third party (such transferee for purposes of this Section 2.4 is referred to as the "Transferee") other than a transaction described in paragraphs(a), (c) and (d) of the definition "Permitted Disposition," and such Shareholder shall have complied with the provisions of Section 2.2 hereof (for the purposes of this Section 2.4, such Shares to be sold are hereinafter referred to as the "Transfer Shares"), such Shareholder shall require the Transferee, as a condition precedent to the consummation of the sale or disposition of the Transfer Shares of such Shareholder to the Transferee, to offer to acquire from Investor on the same terms as the proposed sale or disposition from Shareholder a number of Common Stock Equivalents equal to the product of (i) the number of Common Stock

          Equivalents owned of record by Investor MULTIPLIED BY (ii) a fraction, the numerator of which is the number of Transfer Shares such Shareholder proposes to sell or otherwise dispose of to the Transferee, and the denominator of which is the total number of Common Stock Equivalents owned beneficially and of record by such Shareholder and Investor (for the purposes of this Section 2.4, such number of Common Stock Equivalents is hereinafter referred to as the "Allocation Shares").

                  (b) Such Shareholder shall give written notice (for the purposes of this Section 2.4, the "Co-Sale Notice") to Investor which shall describe fully the terms of the proposed sale or disposition, the number of Transfer Shares to be sold or otherwise disposed of, and the number of Allocation Shares of Investor eligible for co-sale, the name and address of the Transferee or the Company, as applicable, and the proposed closing date of the purchase and sale. The Co-Sale Notice shall be signed by such Shareholder and by the Transferee or the Company, as applicable, and shall be an irrevocable offer, open for fifteen (15) days after receipt, to Investor to acquire, as provided above, all Allocation Shares. Investor shall have fifteen (15) days after receipt of the Co-Sale Notice to accept such offer as to all or a portion of the Allocation Shares and notify the Transferee and such Shareholder in writing of the number of Allocation Shares, if any, Investor wishes to sell to the Transferee. Such Shareholder may not consummate the proposed sale or disposition to the Transferee unless
          (x) the sale of Allocation Shares pursuant to the co-sale right of Investor (but only if an Investor timely accepts the offer of such Shareholder and the Transferee) is consummated; (y) an Investor waives the right of co-sale as to all or part of the Allocation Shares; or
          (z) the irrevocable offer expires without acceptance by an Investor after the fifteen (15) day period.

                       SECTION 3. GOVERNANCE PROVISIONS

          SECTION 3.1. ELECTION OF DIRECTORS. At all times prior to the Restrictions Termination Date, each Shareholder agrees to:

                  (a) Vote all Shares the voting of which is under the control of such Shareholder to:

                       (i) maintain a Board of Directors consisting of five (5) members;

                       (ii)  cause one (1) person designated as the
                  Series A Director and nominated by the Investor to be elected as directors of the Company;

                       (iii) cause two (2) persons designated in writing by the
                  Management Shareholders (the "Management Shareholder Nominees") to be elected as directors of the Company; and

                       (iv) cause two (2) persons, each of whom either meet the definition of "non-employee director" as defined in Rule 16b-3 of the Securities Exchange Act of 1934 and is not an "interested person" of the Investor as defined in Section 2(a)(19) of the Investment Company Act of 1940 OR would otherwise be qualified to serve on the Audit Committee of the Company if the Company were listed on the New York Stock Exchange (the "Outside Nominees"), designated in writing by the Management Shareholder Nominees and approved by the Series A Director, such approval not to be unreasonably withheld or delayed.

                  (b) As of the date hereof, the Investor Nominee is Charles D. Moseley; the Management Shareholder Nominees are Rackley and B. Rackley and the Outside Nominees are Greene and Verbrugge. These designations shall remain in effect until a new designation is delivered in writing to the Company and each party to this Agreement. A new designation shall be effective when delivered. The Company will use reasonable efforts to notify all Shareholders at least three (3) days prior to any meeting (or written action in lieu of a meeting) of the Shareholders at or by which directors are to be elected, if the director nominees will change from the nominees designated in this Section 3.1(b).

                  (c) In the event that any of the Series A Director, and the Management Shareholder Nominees, shall cease to serve as a director of the Company for any reason, Investor, or the Management Shareholders, as applicable, shall have the right to appoint a successor nominee. If any Outside Nominee shall cease to serve as a director of the Company for any reason, the Management Shareholder Nominees, with the approval of the Series A Director, such approval not to be unreasonably withheld or delayed, shall appoint a successor nominee who meets the eligibility criteria set forth in Section 3.1(a)(iv) hereof. The Shareholders shall use their best efforts to ensure that such successor nominee is duly appointed and elected to fill such vacancy in the manner provided in the Bylaws of the Company.

                  (d) Each director shall be entitled to one (1) vote on each matter on which the Board of Directors takes action.

         SECTION 3.2. RIGHT TO PURCHASE NEW SECURITIES. The Company hereby grants to Investor the right to purchase a pro rata share of any New Securities, as hereinafter defined, which the Company may, at any time prior to the Restrictions Termination Date, propose to sell and issue (the "Purchase Right"). A pro rata share, for purposes of this Purchase Right, is a fraction, the numerator of which is the number of Common Stock Equivalents then held by Investor, and the denominator of which is the total number of Common Stock Equivalents then outstanding.

                  (a) Except as set forth below, "New Securities" means any shares of capital stock of the Company including Common Stock, whether now or hereafter authorized, and any rights, options, or warrants to purchase said shares of capital stock, and any securities of any type that are, or may become, convertible into said shares of capital stock. Notwithstanding the foregoing, "New Securities" does not include: (i) securities offered to the public generally pursuant to a registration statement filed pursuant to the Securities Act, or pursuant to Regulation A under the Securities Act; (ii) securities issued pursuant to any merger or share exchange in which the Company is the survivor or parent, or pursuant to the purchase of substantially all of the assets of another person; (iii) shares of Common Stock or related options convertible into such Common Stock issued to employees, officers, and directors of the Company pursuant to any plan or arrangement approved by the Board of Directors, (including options outstanding on the date hereof) as adjusted for stock splits, stock dividends, and similar transactions; (iv) securities issued pursuant to any rights or agreements including without limitation convertible securities, options, and warrants, provided that the Purchase Right under this
         Section 3.2 applies with respect to the initial sale of New Securities or the grant by the Company of such rights or agreements; (v) securities issued in connection with any stock split, stock dividend, or recapitalization by the Company; and (vi) securities issuable to CNL pursuant to that certain Stock Purchase and Stock Option Agreement dated January 15, 1998 between the Company and CNL (the "CNL Agreement").

                  (b) In the event the Company proposes to undertake an issuance of New Securities, it shall give Investor written notice of its intention, describing the type of New Securities and the price and terms upon which the Company proposes to issue the New Securities. Investor shall have fifteen (15) days from the date of receipt of any such notice to agree to purchase up to its respective pro rata portion of shares of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company of Investor's intentions, and stating therein the quantity of New Securities to be purchased by Investor. Investor shall have fifteen
         (15) days to complete the purchase. If Investor fails to close such purchase within the fifteen (15) day period, Investor shall have forfeited Investor's right to buy a pro-rata share of that particular issuance of New Securities.

                  (c) In the event Investor fails to exercise the Purchase Right as provided herein within said fifteen (15) day period, the Company shall have ninety (90) days thereafter to sell or enter into a written agreement (pursuant to which the sale of New Securities covered thereby shall be completed, if at all, within sixty (60) days from the date of said agreement) to sell the New Securities not elected to be purchased by Investor at a price and upon such terms which are no more favorable to the purchaser of such New Securities than specified in the Company's notice to Investor. In the event the Company has not sold the New Securities or entered into a written agreement to sell the New Securities within said ninety (90) day period (or completed the sale of the New Securities within sixty (60) days from the date of said agreement, as provided above), the Company shall not thereafter issue or sell any New Securities without first offering such securities in the manner provided in this Section 3.2.

         SECTION 3.3. VOTING AGREEMENT. The holders of the then outstanding shares of Series A Convertible Preferred Stock will not withhold their approval of any merger ("Business Combination") and shall vote as a class in favor of such Business Combination, if (A) such Business Combination receives the approval of the holders of a majority of the outstanding shares of Common Stock, the holders of Series A Convertible voting with the holders of Common Stock (as if that all Series A Convertible Preferred Stock were fully converted) and (B) all Merger Consideration (as such term is defined below) is distributed pro-rata (other than as may be necessary under Section 2D of the Amended and Restated Articles of Incorporation of the Company, as amended, to pay to holders of Series A Convertible Preferred Stock the full amount of the "Senior Liquidation Payments" to which such holders are entitled) to all Shareholders. As used herein "Merger Consideration" means all consideration (i) distributed to Shareholders and (ii) paid to Shareholders of the Corporation in respect of a Business Combination (including, without limitation, amounts paid in respect of noncompetition covenants), required by the terms of the Business Combination to be held in escrow, or is otherwise not immediately available for distribution to Shareholders (including, without limitation, (x) amounts payable in conjunction with any "earn-out" or other type of contingent consideration based in whole or in part upon future performance, and (y) amounts payable pursuant to promissory notes or other forms of seller financing) and all amounts paid to Shareholders for consulting services, transition bonuses, stay-on bonuses, excluding, however, amounts paid to Shareholders that are not in excess of reasonable compensation for services actually performed for the surviving entity in the Business Combination by such Shareholder.

                        SECTION 4. REGISTRATION RIGHTS.

         SECTION 4.1. DEMAND REGISTRATION. At any time following a Public Offering, Investor may request the Company to register under the Securities Act not less than forty percent (40%) of all shares of Registrable Securities then held by Investor for sale in the manner specified in such notice. Notwithstanding anything to the contrary contained herein, no request may be made under this

Section 4.1 within six months after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering in which Investor shall have been entitled to join pursuant to Section
4.2 hereof, and in which there shall have been effectively registered all shares of Registrable Securities as to which registration shall have been requested by Investor and permitted by the managing underwriter. If the Company receives a notice from Investor that imposes on the Company the registration obligations of this Section 4.1, and if, in the reasonable opinion of the Board of Directors of the Company the general market conditions are not appropriate at the time for an offering, the Company may, at its option, delay the commencement of the performance of the Company's obligation pursuant to this Section 4.1 for up to one hundred twenty (120) days. If Investor specifies in the notice, that the method of disposition of the Registrable Securities shall be an underwritten public offering, Investor may designate the managing underwriter of such offering, subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed. The Company shall be obligated to prepare and file a registration statement with respect to Registrable Securities pursuant to this Section 4.1 on one occasion only PROVIDED HOWEVER, that such obligation shall be deemed satisfied only when a registration statement covering shares of Registrable Securities, for sale in accordance with the method of disposition specified by the requesting Investor, shall have become effective (or is in a position to be declared effective but for Investor's election not to proceed with the contemplated offering). The Company shall be entitled to include in any registration statement referred to in this Section 4.1 for sale in accordance with the method of disposition specified by Investor, shares of Common Stock to be sold by the Company for its own account and for the accounts of other holders of Common Stock, except as and to the extent that in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Registrable Securities to be sold. Except for registration statements on Forms S-4 or S-8, or any successor thereto, the Company will not file with the Commission any other registration statement with respect to its Common Stock, whether for its own account or that of other shareholders, from the date of receipt of a notice from Investor pursuant to this Section 4.1 until the completion of the period of distribution of the registration contemplated thereby (determined as provided in Section 4.3 hereof, but in no event to exceed ninety (90) days following the effective date of the applicable registration statement).

         SECTION 4.2. PIGGYBACK REGISTRATION. At any time following a Public Offering, if the Company at any time proposes to register any Common Stock under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4 or S-8 or another form not available for registering the Registrable Securities for sale to the public), each such time it will give written notice to Investor of its intention so to do. Upon the written request of an Investor received by the Company within 10 days after the giving of any such notice by the Company, to register such number of shares of Registrable Securities held by Investor (or by persons taking from Investor pursuant to a Permitted Disposition) specified in such written request, the Company will cause the Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by Investor (in accordance with its written request) of such Registrable Securities so registered. In the event that any registration pursuant to this Section 4.2 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Registrable Securities to be included in such an underwriting may be reduced if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein. In the event such a reduction is necessary, the reduction shall be borne first by holders of Registrable Securities who are not Investor, and if a further reduction is necessary in the judgment of the managing underwriter, then, Investor proposing to sell Registrable Securities in the offering shall bear the reduction on a pro-rata basis, based on the number of shares of Registrable Securities that Investor proposed to offer for sale in the Offering, or if Investor holds a majority of the shares of Registrable Securities that Investor may elect to withdraw from such registration all shares of Registrable Securities held by Investor as to which registration was requested. Notwithstanding the foregoing provisions, the Company may for any reason and without the consent of Investor withdraw any registration statement referred to in this Section 4.2 without thereby incurring any liability to Investor.

         SECTION 4.3. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of Section 4.1 or 4.2 hereof to use its best efforts to effect the registration of any shares of Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

                  (a) prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 4.1 or 4.2 hereof, shall be on Form S-1, Form S-2, Form S-3, any successor forms thereto, or other form of general applicability satisfactory to the managing underwriter selected as herein provided) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

                  (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period of distribution and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement in accordance with the intended method of disposition set forth in such registration statement for such period;

                  (c) furnish to each Shareholder and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such registration statement;

                  (d) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the Shareholders, or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, PROVIDED HOWEVER, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

                  (e) use its best efforts to list the Registrable Securities covered by such registration statement with any securities exchange or NASDAQ on which the Common Stock of the Company is then listed or quoted;

                  (f) notify each selling Shareholder at any time when a prospectus relating to Registrable Securities is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such Shareholder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                  (g) notify the selling Shareholders immediately, and confirm the notice in writing, (1) when the registration statement becomes effective, (2) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceedings for that purpose, (3) of the receipt by the Company of any notification with respect to the suspension of qualification of the Restricted Stock for sale in any jurisdiction or of the initiation, or the threatening, of any proceedings for that purpose, and (4) of the receipt of any comments, or requests for additional information, from the Commission or any state regulatory authority. If the Commission or any state regulatory authority shall enter such a stop order or order suspending qualification at any time, the Company will promptly use its best reasonable efforts to obtain the lifting of such order; and

                  (h) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders as soon as reasonably practicable, but not later than eighteen (18) months after the effective date of the registration statement, an earnings statement covering a period of at least twelve (12) months beginning after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

         For purposes hereof, the period of distribution of Registrable Securities in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Securities in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Securities covered thereby or 180 days after the effective date thereof.

         In connection with each registration hereunder, each Shareholder will furnish to the Company in writing such information with respect to it as a shareholder as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

         In connection with each registration pursuant to Section 4.1 or 4.2 hereof covering an underwritten public offering, the Company and each Shareholder agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

         SECTION 4.4. EXPENSES. All reasonable expenses incurred by the Company in complying with Section 4.1 or 4.2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, and in the case of Section 4.1 the reasonable fees and disbursements of one counsel for the sellers of Restricted Stock , but excluding any Selling Expenses, are called "Registration Expenses." All underwriting discounts and selling commissions applicable to the sale of Restricted Stock are called "Selling Expenses."

                  (a) The Company shall pay all Registration Expenses attributable to the shares of Restricted Stock of Shareholders included in the Registration in connection with each registration statement under Section 4.1 or 4.2 hereof.

                  (b) All Selling Expenses in connection with each registration statement under Section 4.1 or 4.2 hereof shall be borne by Investor and any other selling shareholder in proportion to the number of shares sold by Investor or by such other selling shareholders.

         SECTION 4.5. INDEMNIFICATION AND CONTRIBUTION.

                  (a) In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to Section 4.1 or 4.2 hereof, the Company will indemnify and hold harmless Investor, its directors and its officers (provided Investor is a seller of Registrable Securities thereunder), each underwriter of such Registrable Securities thereunder, and each other person, if any, who controls Investor, its directors and its officers or underwriter within the meaning of the Securities Act, against any losses, claims, damages, or liabilities, joint or several, to which Investor, its directors and officers, such underwriter or such person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which any shares of Registrable Securities were registered under the Securities Act pursuant to Section 4.1, 4.2, or 4.3 hereof, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Investor, its directors and officers, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability, or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by an Investor, its directors and its officers, such underwriter and such controlling person in writing specifically for use in such registration statement or prospectus.

                  (b) In the event of a registration of any of the shares of Registrable Securities under the Securities Act pursuant to Section 4.1 or 4.2 hereof, Investor including Shares of Registrable Securities in such registration, severally but not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter, and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages, or liabilities, joint or several, to which the person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which any shares of Registrable Securities were registered under the Securities Act pursuant to Section 4.1 or 4.2 hereof, any preliminary prospectus, or final prospectus contained therein, or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter, and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action, PROVIDED, HOWEVER, that Investor will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to Investor, as such, respectively, furnished in writing to the Company by Investor specifically for use in such registration statement or prospectus, and PROVIDED, FURTHER, HOWEVER, that the respective liability of an Investor hereunder shall be limited to the proportion of any such loss, claim, damage, liability, or expense which is equal to the proportion that the public offering price of the shares sold by Investor, under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the proceeds received by an Investor from the sale of shares of Registrable Securities or covered by such registration statement. In no event will any Shareholder be required to enter into any agreement or undertaking in connection with any registration under this Agreement providing for any indemnification or contribution obligation on the part of Investor greater than Investor's obligation under this Section 4.

                  (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 5 and shall only relieve it from any liability which it may have to such indemnified party under this
         Section 5 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 4.6 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, PROVIDED, HOWEVER, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

                  (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which indemnification is unavailable to any indemnified party then, and in each such case, the intended indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the intended indemnifying party on the one hand and of the indemnified parties on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the intended indemnifying party and of the indemnified parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the intended indemnifying party, or by the indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or present such statement or omission. The Company and Investor agree that it would not be just and equitable if contribution pursuant to this Section 4.6(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph, PROVIDED HOWEVER, that (i) Investor shall not be required to contribute any amounts in excess of the limitations in Section 4.6(b) and (ii) no person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         SECTION 4.6. CHANGES IN COMMON STOCK. If, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the registration rights granted in this Section 4 shall continue with respect to the Common Stock as so changed.

         SECTION 4.7. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, at all times after ninety (90) days after any registration statement covering a Public Offering shall have become effective (provided that the public offering, contemplated thereby is in fact consummated), the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

                  (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (c) furnish to Investor holding Registrable Securities forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports as an Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing Investor to sell any Registrable Securities without registration.

         SECTION 4.8. TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Corporation to register securities granted the Investor under Section 4 hereof may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities or Preferred Stock provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws, and (ii) such assignee or transferee acquires at least one-half of the shares of Registrable Securities or Preferred Stock (appropriately adjusted for stock split or recapitalization) then held by such Investor. Notwithstanding the foregoing, the rights to cause the Company to register securities may be assigned to any shareholder, partner, or affiliate of an Investor without compliance with item (ii) above, provided written notice thereof is promptly given to the Company.

         SECTION 4.9. STANDOFF AGREEMENT.

                  (a) Management Shareholders agree, so long as Management Shareholders in the aggregate, hold at least five percent (5%) of the outstanding Common Stock, in connection with the Company's initial Public Offering, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Common Stock (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed ninety (90) days from the effective date of such registration) as may be requested by the underwriters.

                  (b) Investor agrees, so long as Investor holds at least five percent (5%) of the outstanding Common Stock, in connection with the Company's initial public offering, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed ninety (90) days from the effective date of such registration) as may be requested by the underwriters.

                         SECTION 5. GENERAL PROVISIONS

         SECTION 5.1. TERM. This Agreement shall terminate and be of no force and effect, unless extended as provided herein, upon the first to occur of (a) the passage of ten (10) years from the date of this Agreement or (b) the effective date of a written agreement signed by all of the parties hereto providing for the termination of this Agreement.

         SECTION 5.2. PARTIAL TERMINATION UPON QUALIFIED PUBLIC OFFERING. The restrictions in Sections 2.1, 2.2, and 2.4, and Section 3 shall terminate upon the Restriction Termination Date.

         SECTION 5.3. LEGEND. During the term of this Agreement, each certificate representing the Shares shall bear the following legend, or a similar legend deemed by the Company to constitute an appropriate notice of the provisions hereof and the applicable security laws (any such certificate not having such legend shall be surrendered upon demand by the Company and so endorsed):

         On the face of the certificate:

         "TRANSFER OF THIS STOCK IS RESTRICTED IN ACCORDANCE WITH CONDITIONS PRINTED ON THE REVERSE OF THIS CERTIFICATE."

         On the reverse:

         "THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AND TRANSFERABLE ONLY IN ACCORDANCE WITH THAT CERTAIN SHAREHOLDER AGREEMENT BY AND AMONG NFRONT, INC. (ISSUER) (THE "COMPANY") AND CERTAIN SHAREHOLDERS THEREOF, DATED MAY 13, 1998 A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND MAY BE INSPECTED DURING NORMAL BUSINESS HOURS. NO TRANSFER OR PLEDGE OF THE SHARES EVIDENCED HEREBY MAY BE MADE EXCEPT IN ACCORDANCE WITH AND SUBJECT TO THE PROVISIONS OF SAID AGREEMENT. BY ACCEPTANCE OF THIS CERTIFICATE, ANY HOLDER, TRANSFEREE OR PLEDGEE HEREOF AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SAID AGREEMENT."

         "SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT PURPOSES ONLY AND NOT FOR RESALE, TRANSFER OR DISTRIBUTION, HAVE BEEN

         ISSUED PURSUANT TO EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF APPLICABLE STATE AND FEDERAL SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED OTHER THAN PURSUANT TO EFFECTIVE REGISTRATION UNDER SUCH LAWS, OR IN TRANSACTIONS OTHERWISE IN COMPLIANCE WITH OR EXEMPT FROM SUCH LAWS, AND UPON EVIDENCE SATISFACTORY TO THE COMPANY OF COMPLIANCE WITH OR EXEMPTION FROM SUCH LAWS, AS TO WHICH THE COMPANY MAY RELY UPON AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY."

         Each Shareholder shall promptly surrender the certificates representing his/her Shares to the Company so that the Company may affix the foregoing legends thereto. A copy of this Agreement shall be kept on file in the principal office of the Company. Upon termination of all applicable restrictions set forth herein and upon tender to the Company of the appropriate stock certificates, the Company shall reissue to the holder of such stock certificates new stock certificates which shall contain only the second paragraph of the restrictive legend set forth above. The parties to this Agreement intend that the legend conform to the applicable provisions of the Georgia Business Corporation Code. This legend may be modified from time to time by the Board of Directors of the Company to conform to such statutes or to this Agreement.

         SECTION 5.4. WAIVER OF PRE-EMPTIVE RIGHTS; PRIOR AGREEMENTS.

                  (a) All Shareholders other than the Investor hereby irrevocably waive any pre-emptive or other rights, including, without limitation, any rights of first refusal or similar rights any of them have or may have with respect to the issuance of the Preferred Stock

                  (b) Each of the Shareholders who are parties to the Prior Agreements hereby acknowledge that the Prior Agreements remain unaffected by the execution and delivery of the Stock Purchase Agreement and this Agreement, except that, with respect to the Existing Shareholders' Agreements, the provisions of Section 2 of each such Existing Shareholders' Agreements shall be superseded only to the extent that such transfer is a "Permitted Transfer" (as defined in the Existing Shareholders' Agreements) by the provisions of Section 2 of this Agreement until the earlier of the Restrictions Termination Date or the termination of this Agreement, at which time all of the provisions of Section 2 of each of the Existing Shareholders' Agreements shall again be effective. In the event of any conflict between the Prior Agreements and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control.

         SECTION 5.5. PROPRIETARY INFORMATION.

                  (a) Each Shareholder acknowledges and agrees that all Proprietary Information, and all physical embodiments thereof, are confidential to and shall be and remain the sole and exclusive property of the Company and that any Proprietary Information produced by the Shareholder during the period of the Shareholder's employment by the Company shall be considered "work for hire" as such term is defined in 17 U.S.C. Section 101, et. seq., the ownership and, if applicable, the copyright of which shall be vested solely in the Company. Each Shareholder agrees (i) immediately to disclose to the Company all Proprietary Information developed in whole or part by such Shareholder during the term of such Shareholder's employment by the Company, and
         (ii) at the request and expense of the Company, to do all things and sign all documents or instruments reasonably necessary in the opinion of the Company to eliminate any ambiguity as to the exclusive rights of the Company in such Proprietary Information including, without limitation, providing to the Company such Shareholder's full cooperation in any litigation or other proceeding to establish, protect, or obtain such exclusive rights. Upon request by the Company, and in any event upon termination of employment, or cessation of ownership of Shares, as the case may be, such Shareholder shall promptly deliver to the Company, and shall not retain or transmit to any other party or parties, all property belonging to the Company including, without limitation, all Proprietary Information (and all embodiments thereof) then in such Shareholder's custody, control, or possession.

                  (b) Each Shareholder agrees that all Proprietary Information received or developed by such Shareholder as a result of such Shareholder's employment or association with the Company will be held in trust and kept in the strictest confidence, that such Shareholder will protect such Proprietary Information from disclosure, and that such Shareholder will not use, reproduce, distribute, disclose, or otherwise disseminate, by electronic or other means, the Proprietary Information or any physical embodiments thereof, except in connection with such Shareholder's employment hereunder, without the Company's prior written consent. The obligations of confidentiality contained in this Agreement with respect to all Proprietary Information will apply during such Shareholder's employment by the Company, or cessation of ownership of Shares, as the case may be, and at any and all times after expiration or termination (for whatever reason) of such or ownership.

                  (c) In the event of final adjudication of a breach or contemplated breach of the covenants and agreements set forth in subsections (a) and (b) above, the Company shall have the right, in addition to all other rights or remedies available to it at law or in equity, to set off against and deduct from any monies then payable or thereafter to become payable to the breaching Shareholder pursuant to
         Section 2 hereof, the amount of any damages suffered or incurred by the Company as a result of such breach. In addition, the Company shall be entitled to preliminary and permanent injunctive relief against the breaching Shareholder to prevent or enjoin an actual or threatened breach of such covenants and agreements or the continuation thereof by such Shareholder.

         SECTION 5.6. EXTENSION OF TERM. This Agreement may be extended for additional ten (10) year periods if all Shareholders bound by this Agreement at the time of the extension so agree in writing.

         SECTION 5.7. CONTINUATION OF EMPLOYMENT. Nothing in this Agreement shall create an obligation on the Company to continue the employment of a Shareholder with the Company or any Affiliate of the Company.

         SECTION 5.8. SPECIFIC ENFORCEMENT. The Shareholders expressly agree that they will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any Shareholder, any other Shareholder shall, in addition to all other remedies available with respect to such breach, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof.

         SECTION 5.9. NOTICES. All notices, requests, consents, and other communications required or permitted hereunder shall be in writing and shall be effective when delivered in person or by "confirmed" facsimile transmission or one day after deposit with a nationally recognized overnight delivery carrier properly addressed and deposited prior to the applicable deadline for receipt of overnight packages, or five days after deposit in the U.S. Mail, certified or registered mail, return receipt requested, postage prepaid, in each case addressed as follows (or at such other address for the parties as shall be specified by like notice):

                  (a)  if to the Company:

                                      nFront, Inc.
                                      1551 Jennings Mill Road, Suite 800A
                                      Bogart, Georgia 30622
                                      Attention: Tripp Rackley
                                      Facsimile: (706) 369-8611

                  with a copy (which shall not constitute notice) to:

                                      Rogers & Hardin, LLP
                                      229 Peachtree Street
                                      2700 International Tower, Peachtree Center
                                      Atlanta, Georgia 30303
                                      Attention: Alan C. Leet, Esq.
                                      Facsimile: (404) 525-2224

                  (b) if to a Shareholder other than NMP, such Shareholder's address as reflected in the stock records of the Company or as such Shareholder shall designate to the Company in writing.

                  (c)  if to NMP:

                                      Noro-Moseley Partners, IV, L.P.
                                      9 North Parkway Square
                                      4200 Northside Pkwy
                                      Atlanta, GA 30327
                                      Attention: Charles D. Moseley, Jr.
                                      Facsimile: (404) 239-9280

                  with a copy (which shall not constitute notice) to:

                                      Balboni Law Group LLC
                                      990 One Live Oak Center
                                      3475 Lenox Road, N.E.
                                      Atlanta, Georgia 30326
                                      Attention: Gerardo M. Balboni II, Esq.
                                      Facsimile: (404) 812-3101

         SECTION 5.10. ASSIGNMENT. This Agreement shall not be assignable by any of the parties hereto without the written consent of the other parties.

         SECTION 5.11. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Georgia, irrespective of the choice of law provisions thereof. The parties agree that any appropriate state court located in Fulton County, Georgia, or any Federal Court located in the Northern District of Georgia-Atlanta Division, shall have exclusive jurisdiction of any case or controversy arising under or in connection with this Agreement and shall be a proper forum in which to adjudicate such case or controversy. The parties consent to the jurisdiction of such courts.

         SECTION 5.12. AMENDMENT. Except as otherwise provided herein, this Agreement may be amended, supplemented, or interpreted at any time, but only by a written instrument executed by the

Company, the Investor, and Shareholders holding at least sixty-seven percent (67%) of the Shares held by such Shareholders in the aggregate.

         SECTION 5.13. FACSIMILE SIGNATURE; COUNTERPARTS. This Agreement may be executed by facsimile signature and in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         SECTION 5.14. ENTIRE AGREEMENT. Subject to Section 5.4 hereof with regard to the Prior Agreements, this Agreement, together with other documents delivered pursuant hereto or incorporated by reference herein, contain the entire agreement between the parties hereto concerning the transactions contemplated herein and supersede all prior agreements or understandings between the parties hereto relating to the subject matter hereof. No oral representation, agreement, or understanding made by any party hereto shall be valid or binding upon such party or any other party hereto.

         SECTION 5.15. EFFECT OF OTHER LAWS AND AGREEMENTS. The rights and obligations of the parties under this Agreement shall be subject to any restrictions on the purchase of stock which may be imposed by the Georgia Business Corporation Code or any agreement now or hereafter entered into between the Company and any financial institution with respect to loans or other financial accommodations made to the Company. Nothing contained herein shall be deemed to limit the obligations and duties imposed upon officers and directors in accordance with state and federal laws.

         SECTION 5.16. FURTHER ASSURANCE. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         SECTION 5.17. CAPTIONS AND SECTION HEADINGS. Except as used in Section 1, captions and section headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

         SECTION 5.18. WAIVER. Any waiver by any party hereto of any of his or its rights hereunder shall be without prejudice of his or its future assertion of any such rights, and any delay in exercising any rights shall not operate as a waiver thereof.

         SECTION 5.19. SEVERABILITY OF PROVISIONS. If any one or more of the provisions of this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provision of this Agreement shall not be impaired in any way.

         SECTION 5.20. SPECIFIC PERFORMANCE. In any action or proceeding to specifically enforce the provisions of this Agreement, any person (including the Company) against whom such action or proceeding is brought hereby waives the claim or defense therein that the plaintiff or claimant has an adequate remedy at law, and such person shall not urge in any such action or proceeding the claim or defense that such remedy at law exists. The provisions of this paragraph shall not prevent any party from seeking a remedy at law in connection with any breach of this Agreement.

         SECTION 5.21. SHAREHOLDER OBLIGATIONS. The obligations of the Shareholders hereunder are several and not joint.

         IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written.


               nFront, Inc.


               By:  /s/ Brady L. Rackley III
                   -----------------------------------------------------
                     Brady L. Rackley, III, President


               Noro-Moseley Partners IV, L.P.


               By:  MKFJ IV., L.L.C., General Partner


               By:  /s/ Charles D. Moseley, Jr.
                   -----------------------------------------------------
                   Charles D. Moseley, Jr., Member 35,824 Shares (Common)
                                                  255,885 Shares (Preferred)


               /s/ Brady L. Rackley III
               ---------------------------------------------------------
               Brady L. Rackley, III 435,000 Shares


               /s/ Brady L. Rackley
               ---------------------------------------------------------
               Brady L. Rackley 435,000 Shares


               /s/ Steve J. Smith, COO/CFO
               ---------------------------------------------------------
               CNL Financial Corporation 23,018 Shares


               /s/ Tom E. Greene
               ---------------------------------------------------------
               Tom E. Greene 15,000 Shares


               /s/ James A. Verbrugge
               ---------------------------------------------------------
               James A. Verbrugge 15,000 Shares

               /s/ Warren Derek Porter
               ---------------------------------------------------------
               Warren Derek Porter 75,000 Shares


               /s/ Steven Scott Neel
               ---------------------------------------------------------
               Steven Scott Neel 25,000 Shares